Exhibit (s)(i)

POWER OF ATTORNEY

Each of the undersigned Trustees do constitute and appoint each of Jane D. O’Keeffe, Peter Goldstein and John C. Ball as his or her true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Bancroft Fund Ltd. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Trustees have executed this Power of Attorney as of the 2nd day of September, 2021.

Signature	Title

/s/ Mario J. Gabelli
Mario J. Gabelli	Trustee

/s/ Agnes Mullady
Agnes Mullady	Trustee

/s/ Jane D. O’Keeffe
Jane D. O’Keeffe	Trustee

/s/ Kinchen C. Bizzell
Kinchen C. Bizzell	Trustee

/s/ Elizabeth C. Bogan
Elizabeth C. Bogan	Trustee

/s/ James P. Conn
James P. Conn	Trustee

/s/ Frank J. Fahrenkopf, Jr.
Frank J. Fahrenkopf, Jr.	Trustee

/s/ Daniel D. Harding
Daniel D. Harding	Trustee

/s/ Michael J. Melarkey
Michael J. Melarkey	Trustee

/s/ Kuni Nakamura
Kuni Nakamura	Trustee

/s/ Nicolas W. Platt
Nicolas W. Platt	Trustee

/s/ Anthonie C. van Ekris
Anthonie C. van Ekris	Trustee